EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121940, No. 333-102765, No. 333-102764, and No. 333-85194) of Carmike Cinemas, Inc. of our report relating to the financial statements, dated March 15, 2005, except for the restatement described in Note 18 to the consolidated financial statements, as to which the date is November 9, 2005, and our opinions relating to internal control over financial reporting, dated April 29, 2005, except for the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 9, 2005, which appear in this Form 10-K/A, Amendment No. 2. We also consent to the incorporation by reference of our report dated March 15, 2005, except for the restatement described in Note 18 to consolidated financial statements, as to which the date is November 9, 2005, relating to the financial statement schedule, which appears in this Form 10-K/A Amendment No. 2.
PricewaterhouseCoopers LLP
Atlanta, Georgia
November 9, 2005